Exhibit 1
                                                     EXECUTION COPY







                  KOHL'S CORPORATION



               (a Wisconsin corporation)



                7 1/4% Debentures due 2029





                  PURCHASE AGREEMENT









Dated: May 26, 1999

                   Table of Contents


SECTION 1. Representations and Warranties by the Company                 2
    (a)    Representations and Warranties                                2
          (i)    Offering Memorandum                                     2
          (ii)   Incorporated Documents                                  3
          (iii)  Independent Accountants                                 3
          (iv)   Financial Statements                                    3
          (v)    No Material Adverse Change in Business                  3
          (vi)   Good Standing of the Company                            4
          (vii)  Good Standing of Designated Subsidiaries                4
          (viii) Capitalization                                          4
          (ix)   Authorization of Agreement                              4
          (x)    Authorization of the Indenture                          4
          (xi)   Authorization of the Supplemental Indenture             4
          (xii)  Authorization of the Securities                         5
          (xiii) Authorization of the Registration Rights Agreement      5
          (xiv)  Absence of Defaults and Conflicts;
                 Absence of Further Requirements                         5
          (xv)   Absence of Proceedings                                  5
          (xvi)  Possession of Licenses and Permits                      6
          (xvii) Environmental Laws                                      6
          (xviii)Investment Company Act                                  6
          xix)   Similar Offerings                                       6
          (xx)   Rule 144A Eligibility                                   6
          (xxi)  No General Solicitation                                 7
          (xxii) No Registration Required                                7
          (xxiii)Reporting Company                                       7
          (xxiv) No Directed Selling Efforts                             7
          (xxv)  No Stabilization or Manipulation                        7
          (xxvi) Year 2000.                                              7
     (b)  Officer's Certificates                                         8

SECTION 2.  Sale and Delivery to Initial Purchasers; Closing             8
    (a)     Securities                                                   8
    (b)     Payment                                                      8
    (c)     Denominations; Registration                                  8

SECTION 3. Covenants of the Company                                      9
    (a)    Offering Memorandum                                           9
    (b)    Notice and Effect of Material Events                          9
    (c)    Amendment to Offering Memorandum and Supplements              9
    (d)    Qualification of Securities for Offer and Sale                9
    (e)    Rating of Securities                                          10
    (f)    DTC                                                           10

    (g)    Use of Proceeds                                               10
    (h)    Restriction on Sale of Securities                             10

SECTION 4. Payment of Expenses                                           10
    (a)    Expenses                                                      10
    (b)    Termination of Agreement                                      11

SECTION 5. Conditions of Initial Purchasers' Obligations                 11
    (a)    Opinion of Counsel for Company                                11
    (b)    Opinion of General Counsel for Company                        11
    (c)    Opinion of Counsel for Initial Purchasers                     11
    (d)    Officers' Certificate                                         11
    (e)    Accountants' Comfort Letter                                   12
    (f)    Bring-down Comfort Letter                                     12
    (g)    Maintenance of Rating                                         12
    (h)    Additional Documents                                          12
    (i)    Termination of Agreement                                      12

SECTION 6. Subsequent Offers and Resales of the Securities               13
    (a)    Offer and Sale Procedures                                     13
          (i)   Offers and Sales only to Qualified Institutional Buyers
                and Institutional Accredited Investors                   13
          (ii)  No General Solicitation                                  13
          (iii) No Directed Selling Efforts                              13
          (iv)  Purchases by Non-Bank Fiduciaries                        13
          (v)   Subsequent Purchaser Notification                        13
          (vi)  Minimum Denomination Amount                              14
          (vii) Restrictions on Transfer                                 14
    (b)   Covenants of the Company                                       14
          (i)   Integration                                              14
          (ii)  Rule 144A Information                                    14
          (iii) Restriction on Resales                                   14
    (c)   Qualified Institutional Buyer                                  15
    (d)   Resale Pursuant to Rule 903 of Regulation S or Rule 144A       15

SECTION 7. Indemnification and Contribution                              15

SECTION 8. Representations, Warranties and Agreements to
           Survive Delivery                                              18

SECTION 9. Termination of Agreement                                      19
    (a)    Termination; General                                          19
    (b)    Liabilities                                                   19

SECTION 10. Default by One or More of the Initial Purchasers             19

SECTION 11.  Notices                                                     20

SECTION 12.  Parties                                                     20

SECTION 13.  GOVERNING LAW AND TIME                                      20

SECTION 14.  Effect of Headings                                          20


SCHEDULES
     Schedule A - List of Initial Purchasers                         Sch A-1
     Schedule B - Pricing Information                                Sch B-1

EXHIBITS
     Exhibit A - Form of Opinion of Company's Counsel                    A-1
     Exhibit B - Form of Opinion of Company's General Counsel            B-1

ANNEXES
     Annex A - Form of Accountants' Comfort Letter                 Annex A-1

                  KOHL'S CORPORATION
               (a Wisconsin corporation)

                     $200,000,000
                7 1/4% Debentures due 2029


                  PURCHASE AGREEMENT


                                           May 26, 1999


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
BNY Capital Markets, Inc.
Banc One Capital Markets, Inc.
        as  Representative(s) of the several Initial Purchasers

c/o  Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York  10281

Ladies and Gentlemen:

      Kohl's Corporation, a Wisconsin corporation  (the
"Company"), confirms its agreement with Merrill Lynch &
Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated
("Merrill  Lynch")  and  each  of  the  other   Initial
Purchasers  named  in Schedule A hereto  (collectively,
the "Initial Purchasers", which term shall also include
any   initial   purchaser  substituted  as  hereinafter
provided in Section 11 hereof), for whom Merrill Lynch,
Morgan Stanley & Co. Incorporated, BNY Capital Markets,
Inc.  and  Banc  One Capital Markets, Inc.,  acting  as
representative(s)     (in    such     capacity,     the
"Representative(s)"), with respect  to  the  issue  and
sale  by  the  Company and the purchase by the  Initial
Purchasers,  acting severally and not jointly,  of  the
respective principal amounts set forth in said Schedule
A  of  $200,000,000 aggregate principal amount  of  the
Company's  7 1/4%  Debentures due 2029 (the "Securities").
The  Securities  are  to  be  issued  pursuant  to   an
indenture   dated   as  of  December   1,   1995   (the
"Indenture")  ,  as  amended by the First  Supplemental
Indenture  dated as of June 1, 1999 (the  "Supplemental
Indenture")  between the Company and The  Bank  of  New
York, as trustee (the "Trustee"). Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the Closing Time
(as defined in Section 2(b)) (the "DTC Agreement"), among the Company, the Trustee and DTC.

       The   Company  understands  that   the   Initial
Purchasers   propose  to  make  an  offering   of   the
Securities  on  the terms and in the manner  set  forth
herein  and  agrees  that  the Initial  Purchasers  may
resell, subject to the conditions set forth herein, all
or   a   portion   of  the  Securities  to   purchasers
("Subsequent  Purchasers")  at  any  time  after   this
Agreement   has  been  executed  and  delivered.    The
Securities  are  to  be offered and  sold  through  the
Initial  Purchasers without being registered under  the
Securities Act of 1933, as amended (the "1933 Act"), in
reliance  upon exemptions therefrom.  Pursuant  to  the
terms   of  the  Securities,  the  Indenture  and   the
Supplemental   Indenture,   investors   that    acquire
Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available
(including  the exemption afforded by Rule 144A  ("Rule
144A") or Regulation S ("Regulation S") of the rules and regulations promulgated under the 1933 Act by the Securities and Exchange Commission (the "Commission")).

      The  Company has prepared and delivered  to  each
Initial  Purchaser  copies of  a  preliminary  offering
memorandum   dated  May  20,  1999  (the   "Preliminary
Offering Memorandum") and has prepared and will deliver
to  each Initial Purchaser, on the date hereof  or  the
next   succeeding  day,  copies  of  a  final  offering
memorandum  dated  May  26, 1999 (the  "Final  Offering
Memorandum"), each for use by such Initial Purchaser in
connection  with its solicitation of purchases  of,  or
offering  of,  the  Securities.  "Offering  Memorandum"
means, with respect to any date or time referred to  in
this  Agreement,  the  most recent offering  memorandum
(whether  the  Preliminary Offering Memorandum  or  the
Final   Offering  Memorandum,  or  any   amendment   or
supplement to either such document), including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Securities.

      All  references  in this Agreement  to  financial
statements and schedules and other information which is
"contained,"  "included" or "stated"  in  the  Offering
Memorandum  (or other references of like import)  shall
be  deemed  to  mean  and include  all  such  financial
statements  and  schedules and other information  which
are   incorporated  by  reference   in   the   Offering
Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the
"1934 Act") which is incorporated by reference in the Offering Memorandum.

      SECTION 1.     Representations and Warranties  by
the Company.

     (a)  Representations and Warranties.   The Company
represents and warrants to each Initial Purchaser as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Initial
Purchaser, as follows:

            (i)   Offering  Memorandum.   The  Offering
     Memorandum does not, and at the Closing Time  will
     not,  include  an untrue statement of  a  material
     fact or omit to state a
     material fact necessary in
     order to make the statements therein, in the light
     of  the circumstances under which they were  made,
     not misleading; provided that this representation,
     warranty   and  agreement  shall  not   apply   to
     statements  in  or  omissions  from  the  Offering
     Memorandum made in reliance upon and in conformity
     with  information  furnished  to  the  Company  in
     writing  by any Initial Purchaser through  Merrill
     Lynch   expressly   for  use   in   the   Offering
     Memorandum.

           (ii)  Incorporated Documents.  The  Offering
     Memorandum  as delivered from time to  time  shall
     incorporate  by reference the most  recent  Annual
     Report of the Company on Form 10-K filed with  the
     Commission  and  each  Quarterly  Report  of   the
     Company  on Form 10-Q and each Current  Report  of
     the  Company on Form 8-K filed with the Commission
     since the filing of the end of the fiscal year  to
     which  such Annual Report relates.  The  documents
     incorporated  or  deemed  to  be  incorporated  by
     reference in the Offering Memorandum at  the  time
     they   were  or  hereafter  are  filed  with   the
     Commission  complied  and  will  comply   in   all
     material  respects  with the requirements  of  the
     1934  Act  and  the rules and regulations  of  the
     Commission    thereunder    (the     "1934     Act
     Regulations"),  and, when read together  with  the
     other  information in the Offering Memorandum,  at
     the time the Offering Memorandum was issued and at
     the Closing Time, did not and will not include  an
     untrue  statement of a material fact  or  omit  to
     state  a  material  fact  required  to  be  stated
     therein   or  necessary  to  make  the  statements
     therein not misleading.

            (iii)      Independent  Accountants.    The
     accountants who certified the financial statements and supporting schedules included in the Offering
     Memorandum are independent public accountants with respect to the Company and its subsidiaries within the meaning of Regulation S-X under the 1933 Act.

           (iv)  Financial Statements.   The  financial
     statements,  together with the  related  schedules
     and  notes,  included  in the Offering  Memorandum
     present  fairly  the  financial  position  of  the
     Company and its consolidated subsidiaries  at  the
     dates  indicated and the statement of  operations,
     stockholders' equity and cash flows of the Company
     and  its consolidated subsidiaries for the periods
     specified;  said  financial statements  have  been
     prepared  in  conformity with  generally  accepted
     accounting  principles  ("GAAP")  applied   on   a
     consistent basis throughout the periods  involved,
     except  as  stated therein, and, with  respect  to
     interim  financial statements, subject to year-end
     adjustments and the absence of complete footnotes.
     The  supporting schedules, if any, included in the
     Offering  Memorandum present fairly in  accordance
     with  GAAP  the information required to be  stated
     therein.   The  selected financial  data  and  the
     summary financial information included in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Offering Memorandum.

           (v)  No Material Adverse Change in Business.
     There   has  not  occurred  any  material  adverse
     change, or any development involving a prospective
     material   adverse
     change  in   the   condition,
     financial   or  otherwise,  or  in  the  earnings,
     business or operations of the Company and its subsidiaries, taken as a whole ("Material Adverse
     Effect"), from

     that   set   forth  in  the  Offering   Memorandum
     (exclusive   of  any  amendments  or   supplements
     thereto effected subsequent to the date of this Agreement).

           (vi)  Good  Standing  of  the  Company.  The
     Company is validly existing as a corporation in good standing under the laws of the State of Wisconsin, has the corporate power and authority to own its property and to conduct its business as described in the Offering Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material
     Adverse Effect.

            (vii)       Good  Standing  of   Designated
     Subsidiaries.  Kohl's Department Stores,  Inc.,  a
     Delaware     corporation,    Kohl's    Receivables
     Corporation,   a  Wisconsin  corporation,   Kohl's
     Investment  Corp., a Delaware corporation,  Kohl's
     Pennsylvania, Inc., a Pennsylvania corporation and
     Kohl's  Illinois, Inc., a Nevada corporation,  are
     the only "significant subsidiaries" of the Company
     (as such term is defined under Regulation S-X) and
     each  is validly existing as a corporation in good
     standing  under  the  laws of  the  State  of  its
     incorporation,   has  the  corporate   power   and
     authority to own its property and to conduct its business as described in the Offering Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

             (viii)       Capitalization.    All    the
     outstanding shares of common stock have been duly authorized and are validly issued, fully paid and, subject to Wisconsin Business Corporation Law
     180.0622(2)(b), nonassessable.

            (ix)  Authorization  of  Agreement.    This
     Agreement has been duly authorized, executed and delivered by the Company.

           (x)   Authorization of the  Indenture.   The
     Indenture  has been duly authorized, executed  and
     delivered  by  the  Company and  is  a  valid  and
     binding  agreement of the Company, enforceable  in
     accordance  with  its terms,  as  limited  by  (i)
     bankruptcy,       insolvency,      reorganization,
     moratorium,  fraudulent transfer or  similar  laws
     affecting the enforcement of creditors' rights and
     (ii)  the  effect of general principles of  equity
     (regardless    of   whether   enforceability    is
     considered in a proceeding in equity or at law).

            (xi)   Authorization  of  the  Supplemental
     Indenture.   The Supplemental Indenture  has  been
     duly authorized by the Company, and, when executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the

     Company, enforceable in accordance with its terms,
     as   limited   by   (i)  bankruptcy,   insolvency,
     reorganization, moratorium, fraudulent transfer or
     similar   laws   affecting  the   enforcement   of
     creditors'  rights and (ii) the effect of  general
     principles   of  equity  (regardless  of   whether
     enforceability is considered in a proceeding in equity or at law).

           (xii)      Authorization of the  Securities.
     The Securities have been duly authorized and, when
     executed and authenticated in accordance with  the
     provisions  of the Indenture and the  Supplemental
     Indenture delivered to and paid for by the Initial
     Purchasers  in accordance with the  terms  of  the
     Purchase  Agreement,  will  be  entitled  to   the
     benefits   of   the  Indenture  and   Supplemental
     Indenture   and   will  be   valid   and   binding
     obligations   of   the  Company,  enforceable   in
     accordance  with their terms, as  limited  by  (i)
     bankruptcy,       insolvency,      reorganization,
     moratorium,  fraudulent transfer or  similar  laws
     affecting the enforcement of creditors' rights and
     (ii)  the  effect of general principles of  equity
     (regardless    of   whether   enforceability    is
     considered in a proceeding in equity or at law).

           (xiii)     Authorization of the Registration
     Rights   Agreement.    The   Registration   Rights
     Agreement has been duly authorized by the Company,
     and,  when executed and delivered by the  Company,
     will  constitute a valid and binding agreement  of
     the  Company, enforceable in accordance  with  its
     terms,  as  limited by (i) bankruptcy, insolvency,
     reorganization, moratorium, fraudulent transfer or
     similar   laws   affecting  the   enforcement   of
     creditors'  rights and (ii) the effect of  general
     principles   of  equity  (regardless  of   whether
     enforceability  is considered in a  proceeding  in
     equity or at law); provided that no representation
     is   made  with  respect  to  Section  5  of   the
     Registration Rights Agreement.

           (xiv)     Absence of Defaults and Conflicts;
     Absence  of  Further Requirements.  The  execution
     and   delivery  by  the  Company   of,   and   the
     performance  by  the  Company of  its  obligations
     under,   this   Agreement,  the   Indenture,   the
     Supplemental  Indenture, the  Securities  and  the
     Registration Rights Agreement will not  contravene
     any  provision of applicable federal or state  law
     or the articles of incorporation or by-laws of the
     Company  or  any  agreement  or  other  instrument
     binding   upon   the  Company  or   any   of   its
     subsidiaries that is material to the  Company  and
     its   subsidiaries,  taken  as  a  whole,  or  any
     judgment, order or decree of any federal or  state
     governmental   body,  agency   or   court   having
     jurisdiction  over the Company or any  subsidiary,
     and  no consent, approval, authorization or  order
     of  or  qualification with any  federal  or  state
     governmental  body or agency is required  for  the
     performance  by  the  Company of  its  obligations
     under   this   Agreement,   the   Indenture,   the
     Supplemental  Indenture, the  Securities  and  the
     Registration Rights Agreement, except such as  may
     be  required by the securities or Blue Sky laws of
     the  various states in connection with  the  offer
     and  sale of the Securities or by the 1933 Act and
     the  Trust Indenture Act of 1939, as amended  (the
     "1939 Act"), in connection with the exchange offer
     as   contemplated   by  the  Registration   Rights
     Agreement.

           (xv)  Absence of Proceedings.  There are  no
     legal or governmental proceedings pending, and the
     Company does not know of any proceedings that  are
     threatened,  to
     which the Company or  any  of  its
     subsidiaries  is a party or to which  any  of  the
     properties   of  the  Company  or   any   of   its
     subsidiaries  is subject that are required  to  be
     described   in   the  documents  incorporated   by
     reference in the Offering Memorandum and  are  not
     so   described   or  any  statutes,   regulations,
     material  contracts  or other documents  that  are
     required   to   be  described  in  the   documents
     incorporated   by   reference  in   the   Offering
     Memorandum  or  to  be filed  or  incorporated  by
     reference   as   exhibits  to  such   incorporated
     documents  that  are  not  described,   filed   or
     incorporated as required.

          (xvi)     Possession of Licenses and Permits.
     Each  of the Company and its subsidiaries has  all
     necessary   consents,  authorizations,  approvals,
     orders, certificates and permits of and from,  and
     has  made  all declarations and filings with,  all
     federal,  state,  local  and  other  governmental,
     administrative or regulatory authorities, all self-
     regulatory organizations and all courts and  other
     tribunals,  to  own, lease, license  and  use  its
     properties and assets and to conduct its  business
     in   the   manner   described  in   the   Offering
     Memorandum, except to the extent that the failure to obtain or file would not have a Material
     Adverse Effect.

           (xvii)     Environmental Laws.  The  Company
     and  its  subsidiaries (i) are in compliance  with
     any and all applicable foreign, federal, state and
     local   laws  and  regulations  relating  to   the
     protection   of  human  health  and  safety,   the
     environment  or hazardous or toxic  substances  or
     wastes, pollutants or contaminants ("Environmental
     Laws"),  (ii) have received all permits,  licenses
     or   other   approvals  required  of  them   under
     applicable  Environmental Laws  to  conduct  their
     respective  businesses and (iii) are in compliance
     with  all terms and conditions of any such permit,
     license    or   approval,   except   where    such
     noncompliance with Environmental Laws, failure  to
     receive   required  permits,  licenses  or   other
     approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

            (xviii)    Investment  Company  Act.    The
     Company is not an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company
     Act of 1940, as amended.

           (xix)      Similar Offerings.   Neither  the
     Company nor any of its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an "Affiliate"), has, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the 1933 Act.

           (xx) Rule 144A Eligibility.   The Securities
     are  eligible for resale pursuant to Rule 144A and
     will  not  be, at the Closing Time,  of  the  same
     class   as   securities  listed  on   a
     national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.

           (xxi)     No General Solicitation.  None  of
     the  Company, its Affiliates or any person  acting
     on  its  or  any of their behalf (other  than  the
     Initial  Purchasers, as to whom the Company  makes
     no  representation) has engaged or will engage, in
     connection with the offering of the Securities, in
     any   form  of  general  solicitation  or  general
     advertising within the meaning of Rule 502(c) under the 1933 Act.

           (xxii)    No Registration Required.  Subject
     to compliance by the Initial Purchasers with the representations, warranties and agreements set forth in Sections 2 and 6 and the procedures and agreements set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial
     Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the 1939 Act.

           (xxiii) Reporting Company. The Company is subject to the reporting requirements of Section
     13 or Section 15(d) of the 1934 Act.

           (xxiv)  No Directed Selling Efforts.    With
     respect  to  those Securities sold in reliance  on
     Regulation  S,  (A)  none  of  the  Company,   its
     Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (B) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has complied and will comply with the offering restrictions requirement of Regulation S.

           (xxv)   No  Stabilization  or  Manipulation.
     None  of the Company, its subsidiaries, or any  of
     their    respective   officers,    directors    or
     controlling   persons  has  taken,   directly   or
     indirectly,  any action designed to  cause  or  to
     result  in,  or  that  has  constituted  or  might
     reasonably   be   expected  to   constitute,   the
     stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

           (xxvi)   Year 2000. The Company has reviewed
     its  operations  and that of its  subsidiaries  to
     evaluate  the  extent  to which  the  business  or
     operations   of  the  Company  or   any   of   its
     subsidiaries  will be affected by  the  Year  2000
     Problem  (that  is,  any  significant  risk   that
     computer hardware or software applications used by
     the  Company and its subsidiaries will not, in the
     case  of  dates  or time periods  occurring  after
     December   31,   1999,  function   at   least   as
     effectively  as  in  the case  of  dates  or  time
     periods occurring prior to January 1, 2000); as  a
     result  of  such  review, (i) the Company  has  no
     reason to believe, and does not believe, that  (A)
     there  are  any  issues related to  the  Company's
     preparedness to address the Year 2000 Problem that
     are  of  a  character required to be described  or
     referred  to  in  the  documents  incorporated  by
     reference  in the Offering Memorandum  which  have
     not been accurately described in such documents or
     the  Offering  Memorandum and (B)  the  Year  2000
     Problem will have a Material Adverse Effect or result in any material loss or interference with the business or operations of the Company and its subsidiaries, taken as a whole; and (ii) the Company reasonably believes, after due inquiry, that the suppliers, vendors, customers or other material third parties used or served by the Company and such subsidiaries are addressing or will address the Year 2000 Problem in a timely manner, except to the extent that a failure to address the Year 2000 Problem by any supplier, vendor, customer or material third party would not have a Material Adverse Effect.

      (b)   Officer's  Certificates.   Any  certificate
signed by any officer of the Company or any of its subsidiaries delivered to the Representative(s) or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to each Initial Purchaser as to the matters covered thereby.

      SECTION  2.      Sale  and  Delivery  to  Initial
Purchasers; Closing.

       (a)    Securities.    On  the   basis   of   the
representations  and  warranties herein  contained  and
subject  to the terms and conditions herein set  forth,
the  Company agrees to sell to each Initial  Purchaser,
severally  and not jointly, and each Initial Purchaser,
severally and not jointly, agrees to purchase from  the
Company,  at  the  price set forth in Schedule  B,  the
aggregate principal amount of Securities set  forth  in
Schedule A opposite the name of such Initial Purchaser,
plus  any  additional  principal amount  of  Securities
which  such  Initial Purchaser may become obligated  to
purchase  pursuant  to  the provisions  of  Section  10
hereof.

      (b)  Payment.  Payment of the purchase price for,
and  delivery of certificates for, the Securities shall
be  made  at  the  office of Shearman &  Sterling,  599
Lexington Avenue, New York, New York 10022, or at  such
other   place   as  shall  be  agreed   upon   by   the
Representative(s)  and  the  Company,  at   9:00   A.M.
(eastern time) on the third business day after the date
hereof   (unless  postponed  in  accordance  with   the
provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative(s) and the Company
(such time and date of payment and delivery being herein called the "Closing Time").

      Payment  shall  be made to the  Company  by  wire
transfer  of  immediately available  funds  to  a  bank
account designated by the Company, against delivery  to
the  Representative(s) for the respective  accounts  of
the   Initial  Purchasers  of  certificates   for   the
Securities  to be purchased by them.  It is  understood
that   each   Initial  Purchaser  has  authorized   the
Representative(s), for its account, to accept  delivery
of, receipt for, and make payment of the purchase price
for,  the  Securities which it has agreed to  purchase.
Merrill  Lynch,  individually and not as representative
of  the  Initial  Purchasers, may  (but  shall  not  be
obligated  to) make payment of the purchase  price  for
the Securities to be purchased by any Initial Purchaser
whose funds have not been received by the Closing Time,
but   such  payment  shall  not  relieve  such  Initial
Purchaser from its obligations hereunder.

      (c)   Denominations; Registration.   Certificates
for  the  Securities  shall be  in  such  denominations
($100,000  or  integral multiples of $1,000  in  excess
thereof)   and   registered  in  such  names   as   the
Representative(s) may request in writing at  least  one
full  business  day  before  the  Closing  Time.    The
certificates representing the Securities shall be made available for examination and packaging by the Initial
Purchasers in The City of New York not later than 10:00
A.M.  on  the  last business day prior to  the  Closing
Time.

      SECTION  3.      Covenants of the Company.    The
Company  covenants  with  each  Initial  Purchaser   as
follows:

       (a)   Offering  Memorandum.   The  Company,   as
promptly  as  possible, will furnish  to  each  Initial
Purchaser, without charge, such number of copies of the Preliminary Offering Memorandum, the Final Offering
Memorandum and any amendments and supplements thereto and documents incorporated by reference therein as such Initial Purchaser may reasonably request.

      (b)   Notice and Effect of Material Events.   The
Company will immediately notify each Initial Purchaser,
and  confirm such notice in writing, of (x) any  filing
made  by  the  Company of information relating  to  the
offering of the Securities with any securities exchange
or  any  other regulatory body in the United States  or
any other jurisdiction, and (y) prior to the completion
of  the  placement  of the Securities  by  the  Initial
Purchasers as evidenced by a notice in writing from the
Initial Purchasers to the Company, any changes, or  any
development  involving  a prospective  change,  in  the
condition, financial or otherwise, or in the  earnings,
business   or  operations  of  the  Company   and   its
subsidiaries,  taken as a whole, that is  material  and
adverse  and  which  (i)  make  any  statement  in  the
Offering Memorandum false or misleading or (ii) are not
disclosed in the Offering Memorandum.  In such event or
if  during such time any event shall occur as a  result
of  which it is necessary, in the reasonable opinion of
any of the Company, its counsel, the Initial Purchasers
or  counsel  for the Initial Purchasers,  to  amend  or
supplement the Final Offering Memorandum in order  that
the  Final  Offering Memorandum not include any  untrue
statement  of  a  material fact  or  omit  to  state  a
material fact necessary in order to make the statements
therein   not   misleading  in   the   light   of   the
circumstances then existing, the Company will forthwith
amend  or  supplement the Final Offering Memorandum  by
preparing  and furnishing to each Initial Purchaser  an
amendment   or  amendments  of,  or  a  supplement   or
supplements to, the Final Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

       (c)    Amendment  to  Offering  Memorandum   and
Supplements.   The  Company will  advise  each  Initial
Purchaser  promptly  of  any  proposal  to   amend   or
supplement the Offering Memorandum and will not effect such amendment or supplement without the consent of the Initial Purchasers. Neither the consent of the Initial
Purchasers, nor the Initial Purchaser's
delivery of any
such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

      (d)   Qualification of Securities for  Offer  and
Sale.   The  Company  will use  its  best  efforts,  in
cooperation with the Initial Purchasers, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representative(s) may reasonably designate and will maintain such qualifications in effect as long as required for the sale of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

      (e)   Rating  of Securities.   The Company  shall
take all reasonable action necessary to enable Standard
&  Poor's  Ratings Services, a division of McGraw-Hill,
Inc.   ("S&P"),  and  Moody's  Investors  Service  Inc.
("Moody's") to provide their respective credit ratings of the Securities.

      (f)   DTC.  The Company will cooperate  with  the
Representative(s)  and use its best efforts  to  permit
the   Securities  to  be  eligible  for  clearance  and
settlement through the facilities of DTC.

      (g)  Use of Proceeds.   The Company will use  the
net proceeds received by it from the sale of the Securities in the manner specified in the Offering
Memorandum under "Use of Proceeds".

     (h)  Restriction on Sale of Securities.   During a
period  of  60  days  from the  date  of  the  Offering
Memorandum,  the  Company will not, without  the  prior
written   consent   of  Merrill  Lynch,   directly   or
indirectly, issue, sell, offer or agree to sell,  grant
any  option  for the sale of, or otherwise dispose  of,
any  other debt securities of the Company or securities
of   the   Company  that  are  convertible   into,   or
exchangeable for, the Securities or such other debt securities.

     SECTION 4.     Payment of Expenses.

      (a)  Expenses.  The Company will pay all expenses
incident  to  the performance of its obligations  under
this   Agreement,   including  (i)   the   preparation,
printing,  delivery to the Initial Purchasers  and  any
filing  of the Offering Memorandum (including financial
statements  and  any  schedules  or  exhibits  and  any
document incorporated therein by reference) and of each
amendment  or supplement thereto, (ii) the preparation,
printing and delivery to the Initial Purchasers of this
Agreement, any Agreement among Initial Purchasers,  the
Indenture  and such other documents as may be  required
in   connection  with  the  offering,  purchase,  sale,
issuance  or  delivery  of the  Securities,  (iii)  the
preparation,  issuance and delivery of the certificates
for the Securities to the Initial Purchasers, including
any  transfer taxes, any stamp or other duties  payable
upon  the sale, issuance and delivery of the Securities
to  the  Initial Purchasers and any charges of  DTC  in
connection  therewith, (iv) the fees and  disbursements
of   the  Company's
counsel,  accountants  and   other
advisors, (v) the qualification of the Securities under
securities  laws in accordance with the  provisions  of
Section  3(d)  hereof, including filing  fees  and  the
reasonable  fees and disbursements of counsel  for  the
Initial  Purchasers  in  connection  therewith  and  in
connection with the preparation of the Blue Sky Survey,
any  supplement thereto, (vi) the fees and expenses  of
the  Trustee,  including the fees and disbursements  of
counsel   for  the  Trustee  in  connection  with   the
Indenture  and  the  Securities,  and  (vii)  any  fees
payable   in   connection  with  the  rating   of   the
Securities.

      (b)  Termination of Agreement.  If this Agreement
is  terminated  by the Representative(s) in  accordance
with  the  provisions of Section 5 or  Section  9(a)(i)
hereof,   the  Company  shall  reimburse  the   Initial
Purchasers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

      SECTION  5.     Conditions of Initial Purchasers'
Obligations.    The obligations of the several  Initial
Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

      (a)   Opinion  of Counsel for Company.    At  the
Closing Time, the Representative(s) shall have received the favorable opinion, dated as of the Closing Time, of Godfrey & Kahn, S.C., counsel for the Company, in form and substance satisfactory to counsel for the Initial
Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Initial Purchasers may reasonably request.

      (b)  Opinion of General Counsel for Company.   At
the Closing Time, the Representative(s) shall have received the favorable opinion, dated as of the Closing
Date, of Sigrid E. Dynek, Esq., General Counsel for the
Company, in form and substance satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other
Initial Purchasers to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Initial Purchasers may reasonably request.

      (c)   Opinion of Counsel for Initial  Purchasers.
At  the Closing Time, the Representative(s) shall  have
received the favorable opinion, dated as of the Closing
Time,  of Shearman & Sterling, counsel for the  Initial
Purchasers,  together with signed or reproduced  copies
of such letter for each of the other Initial Purchasers
with  respect to the matters set forth in (iii) through
(vii),  inclusive, (xii) and (xiv) of Exhibit A hereto.
In giving such opinion such counsel may rely, as to all
matters  governed  by  the laws of jurisdictions  other
than  the law of the State of New York and the  federal
law  of the United States, upon the opinions of counsel
satisfactory  to the Representative(s).   Such  counsel
may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

      (d)  Officers' Certificate.  At the Closing Time,
there  shall  not have been, since the date  hereof  or
since  the respective dates as of which information  is
given  in the Offering Memorandum, any change,  or  any
development  involving  a prospective  change,  in  the
condition, financial or otherwise, or in the  earnings,
business   or  operations  of  the  Company   and   its
subsidiaries, taken as a whole, that is material and adverse, and the Representative(s) shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

      (e)  Accountants' Comfort Letter.  At the time of
the  execution of this Agreement, the Representative(s)
shall  have  received from Ernst & Young LLP  a  letter
dated such date, in form and substance satisfactory  to
the   Representative(s),  together   with   signed   or
reproduced copies of such letter for each of the  other
Initial    Purchasers   containing    statements    and
information   of  the  type  ordinarily   included   in
accountants'  "comfort letters" to  Initial  Purchasers
with  respect to the financial statements  and  certain
financial   information  contained  in   the   Offering
Memorandum.

      (f)   Bring-down Comfort Letter.  At the  Closing
Time,  the  Representative(s) shall have received  from
Ernst  &  Young LLP a letter, dated as of  the  Closing
Time,  to  the effect that they reaffirm the statements
made in the letter furnished pursuant to subsection (d)
of   this  Section,  except  that  the  specified  date
referred to shall be a date not more than three business days prior to the Closing Time.

      (g)  Maintenance of Rating.  At the Closing Time,
the  Securities shall be rated at least A3  by  Moody's
and  BBB+ by S&P, and since the date of this Agreement,
there  shall  not  have occurred a downgrading  in  the
rating  assigned  to  the  Securities  or  any  of  the
Company's   other   securities   by   any   "nationally
recognized statistical rating agency", as that term  is
defined   by  the  Commission  for  purposes  of   Rule
436(g)(2) under the 1933 Act, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Company's other securities.

      (h)   Additional Documents.  At the Closing Time,
counsel  for  the  Initial Purchasers shall  have  been
furnished with such documents and opinions as they  may
require  for the purpose of enabling them to pass  upon
the  issuance  and  sale of the  Securities  as  herein
contemplated, or in order to evidence the  accuracy  of
any  of  the  representations  or  warranties,  or  the
fulfillment of any of the conditions, herein contained;
and  all proceedings taken by the Company in connection
with  the issuance and sale of the Securities as herein
contemplated  shall  be  satisfactory   in   form   and
substance to the Representative(s) and counsel for the Initial Purchasers.

      (i) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the

Representative(s) by notice to
the  Company  at  any time at or prior to  the  Closing
Time, and such termination shall be without liability of any party to any other party except as provided in
Section 4 and except that Sections 1, 7 and 8 shall survive any such termination and remain in full force and effect.

      SECTION  6. Subsequent Offers and Resales  of the Securities.

      (a)   Offer  and Sale Procedures.   Each  of  the
Initial Purchasers and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

           (i)   Offers  and  Sales only  to  Qualified
     Institutional Buyers and Institutional  Accredited
     Investors.    Offers and sales of  the  Securities
     have  been  and shall only be made (A) to  persons
     whom the offeror or seller reasonably believes  to
     be  qualified institutional buyers, as defined  in
     Rule   144A   under   the  1933  Act   ("Qualified
     Institutional Buyers"), (B) to a limited number of
     persons    who   are   institutional    accredited
     investors,  as  such  term  is  defined  in   Rule
     501(a)(1),  (2), (3) and (7) under the  1933  Act,
     that  the offeror reasonable believes to  be  and,
     with  respect  to sales and deliveries,  that  are
     such     institutional    accredited     investors
     ("Institutional Accredited Investors"), or (C) non-
     U.S. persons outside the United States, as defined
     in  Regulation S under the 1933 Act, to  whom  the
     offeror  or seller reasonably believes offers  and
     sales  of  the Securities may be made in  reliance
     upon  Regulation  S  under the  1933  Act.    Each
     Initial Purchaser severally agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions.

           (ii)  No General Solicitation.   No  general
     solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) has been or will be used in the United States in connection with the offering or sale of the Securities.

           (iii)     No Directed Selling Efforts.  With
     respect to those Securities sold in reliance on Regulation S, (A) none of the Initial Purchasers or any person acting on its behalf has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (B) each of the Initial Purchasers and any person acting on its behalf has complied and will comply with the offering restrictions requirement of Regulation S.

           (iv) Purchases by Non-Bank Fiduciaries.   In
     the case of a non-bank Subsequent Purchaser of a Security acting as a fiduciary for one or more third parties, each third party shall, in the judgment of the applicable Initial Purchaser, be a Qualified Institutional Buyer or an Institutional
     Accredited Investor or a non-U.S. person outside the United States.

            (v)    Subsequent  Purchaser  Notification.
     Each  Initial Purchaser will take reasonable steps
     to  inform,  and cause each of its U.S. Affiliates
     to   take  reasonable  steps  to  inform,  persons
     acquiring  Securities from such Initial  Purchaser
     or  affiliate, as the case may be, in  the  United
     States  that the Securities (A) have not been  and
     will not be registered under the 1933 Act, (B) are
     being sold to them without registration under  the
     1933 Act in reliance on Rule 144A or in accordance
     with another exemption from registration under the
     1933  Act, as the case may be, and (C) may not  be
     offered, sold or otherwise transferred except  (1)
     to  the Company, (2) outside the United States  in
     accordance  with Regulation S, or (3)  inside  the
     United States in accordance with (x) Rule 144A  to
     a  person whom the seller reasonably believes is a
     Qualified  Institutional Buyer that is  purchasing
     such  Securities for its own account  or  for  the
     account of a Qualified Institutional Buyer to whom
     notice  is given that the offer, sale or  transfer
     is  being  made in reliance on Rule  144A  or  (y)
     pursuant  to  another  available  exemption   from
     registration under the 1933 Act.

           (vi) Minimum Denomination Amount.   No  sale
     of  the Securities to any one Subsequent Purchaser
     will  be  in denominations less than U.S. $100,000
     and   integral  multiples  of  $1,000.    If   the
     Subsequent  Purchaser  is  a  non-bank   fiduciary
     acting on behalf of others, each person for whom it is acting must purchase the Securities in denominations not less than U.S. $100,000 and integral multiples of $1,000.

           (vii)      Restrictions on  Transfer.    The
     transfer restrictions and the other provisions set
     forth in the Offering Memorandum under the heading
     "Notice   to  Investors",  including  the   legend
     required thereby, shall apply to the Securities except as otherwise agreed by the Company and the Initial Purchasers.

      (b)   Covenants  of  the Company.    The  Company
covenants with each Initial Purchaser as follows:

           (i)   Integration.   The Company agrees that
     it  will not and will cause its Affiliates not to,
     directly or indirectly, solicit any offer to  buy,
     sell  or  make any offer or sale of, or  otherwise
     negotiate in respect of, securities of the Company
     of  any  class if, as a result of the doctrine  of
     "integration"  referred to in Rule 502  under  the
     1933  Act, such offer or sale would render invalid
     (for the purpose of (i) the sale of the Securities
     by the Company to the Initial Purchasers, (ii) the
     resale of the Securities by the Initial Purchasers
     to  Subsequent Purchasers or (iii) the  resale  of
     the  Securities by such Subsequent  Purchasers  to
     others)   the   exemption  from  the  registration
     requirements of the 1933 Act provided  by  Section
     4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

           (ii)  Rule  144A Information.   The  Company
     agrees  that,  in order to render  the  Securities
     eligible  for resale pursuant to Rule  144A  under
     the  1933 Act, while any of the Securities  remain
     outstanding, it will make available, upon request,
     to   any   holder  of  Securities  or  prospective
     purchasers of Securities the information specified in Rule

     144A(d)(4), unless the Company furnishes information to the Commission pursuant to Section
     13 or 15(d) of the 1934 Act.

          (iii)     Restriction on Resales.   Until the
     expiration   of  two  years  after  the   original
     issuance of the Securities, the Company will not, and will cause its Affiliates not to, resell any Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker's transactions).

      (c)  Qualified Institutional Buyer.  Each Initial
Purchaser  severally  and not  jointly  represents  and
warrants to, and agrees with, the Company that it is  a
Qualified   Institutional  Buyer  and  an   "accredited
investor" within the meaning of Rule 501(a) under the 1933 Act (an "Accredited Investor").

      (d)  Resale Pursuant to Rule 903 of Regulation  S
or Rule 144A.   Each Initial Purchaser understands that
the Securities have not been and will not be registered
under  the  1933  Act and may not be  offered  or  sold
within  the United States or to, or for the account  or
benefit  of,  U.S.  persons except in  accordance  with
Regulation  S  under the 1933 Act  or  pursuant  to  an
exemption  from  the registration requirements  of  the
1933  Act.  Each Initial Purchaser severally represents
and  agrees, that, except as permitted by Section  6(a)
above,  it  has  offered and sold Securities  and  will
offer   and  sell  Securities  (i)  as  part  of  their
distribution at any time and (ii) otherwise until forty
days  after  the  later  of the  date  upon  which  the
offering  of  the Securities commences and the  Closing
Time, only in accordance with Rule 903 of Regulation S,
Rule  144A  under  the 1933 Act or  another  applicable
exemption  from  the registration requirements  of  the
1933 Act.  Accordingly, neither the Initial Purchasers,
their affiliates nor any persons acting on their behalf
have  engaged  or  will engage in any directed  selling
efforts  with  respect  to  Securities  sold  hereunder
pursuant  to  Regulation S, and the Initial Purchasers,
their  affiliates and any person acting on their behalf
have   complied  and  will  comply  with  the  offering
restriction requirements of Regulation S.  Each Initial
Purchaser  severally  agrees  that,  at  or  prior   to
confirmation of a sale of Securities pursuant to Regulation S it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it or through it during the restricted period a confirmation or notice to substantially the following effect:

           "The Securities covered hereby have not
     been   registered  under  the  United  States
     Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to or for the account or benefit of U.S. persons (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commenced and the date of closing, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meaning given to them by Regulation S."

     SECTION 7.     Indemnification and Contribution.

      The Company agrees to indemnify and hold harmless
each  Initial Purchaser and each person,  if  any,  who
controls  any Initial Purchaser within the  meaning  of
either Section 15 of the 1933 Act or Section 20 of  the
1934  Act, from and against any and all losses, claims,
damages and liabilities (including, without limitation,
any  legal  or  other expenses reasonably  incurred  in
connection  with  defending or investigating  any  such
action  or  claim)  caused by any untrue  statement  or
alleged  untrue statement of a material fact  contained
in  any  Preliminary Offering Memorandum or  the  Final
Offering Memorandum (as amended or supplemented if  the
Company   shall   have  furnished  any  amendments   or
supplements  thereto), or caused  by  any  omission  or
alleged  omission  to  state therein  a  material  fact
required to be stated therein or necessary to make  the
statements  therein not misleading, except  insofar  as
such  losses, claims, damages or liabilities are caused
by  any  such untrue statement or omission  or  alleged
untrue  statement  or omission based  upon  information
relating  to  any  Initial Purchaser furnished  to  the
Company  in  writing by such Initial Purchaser  through
you  expressly for use therein; provided, however, that
the  foregoing indemnity agreement with respect to  any
Preliminary Offering Memorandum shall not inure to  the
benefit  of any Initial Purchaser from whom the  person
asserting   any   such  losses,  claims,   damages   or
liabilities   purchased  Securities,  or   any   person
controlling such Initial Purchaser, if (i) a copy of the Final Offering Memorandum (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Initial Purchaser to such person, at or prior to the written confirmation of the sale of the Securities to such person, (ii) such person maintains a customer account with an address in the United States, and (iii) the Final Offering Memorandum
(as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

           Each Initial Purchaser agrees, severally and
not   jointly,  to  indemnify  and  hold  harmless  the
Company, the directors of the Company, and each person,
if  any, who controls the Company within the meaning of
either Section 15 of the 1933 Act or Section 20 of  the
1934  Act from and against any and all losses,  claims,
damages and liabilities (including, without limitation,
any  legal  or  other expenses reasonably  incurred  in
connection  with  defending or investigating  any  such
action  or  claim)  caused by any untrue  statement  or
alleged  untrue statement of a material fact  contained
in  any  Preliminary Offering Memorandum or  the  Final
Offering Memorandum (as amended or supplemented if  the
Company   shall   have  furnished  any  amendments   or
supplements  thereto), or caused  by  any  omission  or
alleged  omission  to  state therein  a  material  fact
required to be stated therein or necessary to make  the
statements  therein  not  misleading,  but  only   with
reference  to  information  relating  to  such  Initial
Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use in any Preliminary Offering Memorandum or the Final Offering
Memorandum or any amendments or supplements thereto.

            In   case  any  proceeding  (including  any
governmental   investigation)   shall   be   instituted
involving any person in respect of which indemnity  may
be   sought  pursuant  to  any  of  the  two  preceding
paragraphs, such person (the "indemnified party") shall
promptly  notify the
person against whom such indemnity
may  be  sought (the "indemnifying party")  in  writing
(but  the  failure to so notify the indemnifying  party
will  not  relieve it from any liability which  it  may
have to any indemnified party otherwise than under this
Section 7) and the indemnifying party, upon request  of
the  indemnified party, shall retain counsel reasonably
satisfactory to the indemnified party to represent  the
indemnified party and any others the indemnifying party
may designate in such proceeding and shall pay the fees
and  disbursements  of  such counsel  related  to  such
proceeding.   In  any such proceeding, any  indemnified
party  shall have the right to retain its own  counsel,
but  the fees and expenses of such counsel shall be  at
the  expense of such indemnified party unless  (i)  the
indemnifying party and the indemnified party shall have
mutually  agreed  to the retention of such  counsel  or
(ii)   the   named  parties  to  any  such   proceeding
(including  any  impleaded parties)  include  both  the
indemnifying  party  and  the  indemnified  party   and
representation  of  both parties by  the  same  counsel
would  be  inappropriate  due to  actual  or  potential
differing  interests between them.   It  is  understood
that  the  indemnifying party shall not, in respect  of
the   legal  expenses  of  any  indemnified  party   in
connection  with any proceeding or related  proceedings
in  the  same jurisdiction, be liable for (a) the  fees
and  expenses  of  more  than  one  separate  firm  (in
addition   to  any  local  counsel)  for  all   Initial
Purchasers  and  all persons, if any, who  control  any
Initial  Purchaser within the meaning of either Section
15  of the 1933 Act or Section 20 of the 1934 Act,  (b)
the  fees  and expenses of more than one separate  firm
(in addition to any local counsel) for the Company, its
directors,  and each person, if any, who  controls  the
Company within the meaning of either such Section,  and
that all such fees and expenses shall be reimbursed  as
they  are  incurred.  In the case of any such  separate
firm  for  the  Initial  Purchasers  and  such  control
persons  of  Initial  Purchasers, such  firm  shall  be
designated in writing by Merrill Lynch, Pierce,  Fenner
& Smith Incorporated.  In the case of any such separate
firm for the Company, and such directors, officers  and
control  persons  of the Company, such  firm  shall  be
designated in writing by the Company.  The indemnifying
party  shall  not be liable for any settlement  of  any
proceeding effected without its written consent, but if
settled  with  such  consent or if  there  be  a  final
judgment  for  the  plaintiff, the  indemnifying  party
agrees  to  indemnify the indemnified  party  from  and
against  any  loss  or  liability  by  reason  of  such
settlement or judgment.  Notwithstanding the  foregoing
sentence,  if  at any time an indemnified  party  shall
have  requested an indemnifying party to reimburse  the
indemnified party for fees and expenses of  counsel  as
contemplated by the second and third sentences of  this
paragraph, the indemnifying party agrees that it  shall
be liable for any settlement of any proceeding effected
without  its written consent if (i) such settlement  is
entered  into more than 30 days after receipt  by  such
indemnifying  party of the aforesaid request  and  (ii)
such  indemnifying party shall not have reimbursed  the
indemnified party in accordance with such request prior
to  the date of such settlement.  No indemnifying party
shall,  without  the  prior  written  consent  of   the
indemnified   party,  which  consent   shall   not   be
unreasonably withheld, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

           If  the indemnification provided for in  the
first  or  second  paragraph  of  this  Section  7   is
unavailable to an indemnified party or insufficient  in
respect  of  any losses, claims, damages or liabilities
referred to therein, then each indemnifying party under
such   paragraph,   in   lieu  of   indemnifying   such
indemnified party thereunder, shall contribute  to  the
amount paid or payable by such indemnified party  as  a
result  of  such losses, claims, damages or liabilities
(i) in such proportion as is appropriate to reflect the
relative benefits received by the indemnifying party or
parties  on the one hand and the indemnified  party  or
parties  on  the  other hand from the offering  of  the
Securities or (ii) if the allocation provided by clause
(i)  above is not permitted by applicable law, in  such
proportion  as is appropriate to reflect not  only  the
relative  benefits referred to in clause (i) above  but
also  the  relative fault of the indemnifying party  or
parties on the one hand and of the indemnified party or
parties  on  the  other  hand in  connection  with  the
statements  or omissions that resulted in such  losses,
claims,  damages or liabilities, as well as  any  other
relevant   equitable  considerations.    The   relative
benefits  received by the Company on the one  hand  and
the  Initial Purchasers on the other hand in connection
with the offering of the Securities shall be deemed  to
be  in  the  same  respective proportions  as  the  net
proceeds  from  the offering of the Securities  (before
deducting  expenses) received by the  Company  and  the
total  underwriting discounts and commissions  received
by the Initial Purchasers, in each case as set forth in
the   table   on  the  cover  of  the  Final   Offering
Memorandum,  bear  to  the aggregate  initial  offering
price  of  the Securities.  The relative fault  of  the
Company  on the one hand and the Initial Purchasers  on
the  other  hand shall be determined by  reference  to,
among  other  things,  whether the  untrue  or  alleged
untrue statement of a material fact or the omission  or
alleged  omission to state a material fact  relates  to
information  supplied  by the Company  or  the  Initial
Purchasers and the parties' relative intent, knowledge,
access  to  information and opportunity to  correct  or
prevent   such  statement  or  omission.   The  Initial
Purchasers'   respective  obligations   to   contribute
pursuant to this Section 7 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

           The Company and the Initial Purchasers agree
that  it would not be just or equitable if contribution
pursuant to this Section 7 were determined by pro  rata
allocation (even if the Initial Purchasers were treated
as  one entity for such purpose) or by any other method
of  allocation  that  does  not  take  account  of  the
equitable considerations referred to in the immediately
preceding paragraph.  The amount paid or payable by  an
indemnified  party as a result of the  losses,  claims,
damages  and liabilities referred to in the immediately
preceding paragraph shall be deemed to include, subject
to  the limitations set forth above, any legal or other
expenses reasonably incurred by such indemnified  party
in  connection with investigating or defending any such
action  or  claim.  Notwithstanding the  provisions  of
this  Section 7, no Initial Purchaser shall be required
to  contribute  any amount in excess of the  amount  by
which   the   total  price  at  which  the   Securities
underwritten by it and distributed to the  public  were
offered to the public exceeds the amount of any damages
that such Initial Purchaser has otherwise been required
to  pay  by  reason  of such untrue or  alleged  untrue
statement  or omission or alleged omission.  No  person
guilty  of  fraudulent  misrepresentation  (within  the
meaning  of  Section 11(f) of the 1933  Act)  shall  be
entitled  to contribution from any person who  was  not
guilty  of  such  fraudulent  misrepresentation.    The
remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

           The indemnity and contribution provisions contained in this Section 7 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement,
(ii) any investigation made by or on behalf of any Initial Purchaser or any person controlling any Initial
Purchaser, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

      SECTION  8.  Representations, Warranties and
Agreements to Survive Delivery.  All representations,
warranties  and agreements contained in this  Agreement
or in certificates of officers of the Company or any of
its subsidiaries submitted pursuant hereto shall remain
  operative and in full force and effect, regardless of
any  investigation made by or on behalf of any  Initial
Purchaser or controlling person, or by or on behalf  of
the   Company,  and  shall  survive  delivery  of   the
Securities to the Initial Purchasers.

     SECTION 9.  Termination of Agreement.

      (a)  Termination; General.  The Representative(s)
may terminate this Agreement, by notice to the Company,
at  any  time  at or prior to the Closing Time  (i)  if
there  has  been, since the time of execution  of  this
Agreement  or since the respective dates  as  of  which
information  is  given in the Offering Memorandum,  any
change,  or  any  development involving  a  prospective
change, in the condition, financial or otherwise, or in
the  earnings,  business affairs or operations  of  the
Company and its subsidiaries, taken as a whole, that is
material and adverse, or (ii) if there has occurred any
material adverse change in the financial markets in the
United  States or the international financial  markets,
any  outbreak of hostilities or escalation  thereof  or
other  calamity or crisis or any change or  development
involving   a   prospective  change  in   national   or
international   political,   financial   or    economic
conditions, in each case the effect of which is such as
to   make  it,  in  the  reasonable  judgment  of   the
Representative(s),   impracticable   to   market    the
Securities or to enforce contracts for the sale of  the
Securities  on the terms and in the manner contemplated
in  the Offering Memorandum, or (iii) if trading in any
securities  of  the  Company  has  been  suspended   or
materially limited by the Commission or if trading generally on the American Stock Exchange or the New
York Stock Exchange or in the NASDAQ System has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New
York authorities.

       (b)    Liabilities.    If  this   Agreement   is
terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 10.  Default by One or More of the Initial
Purchasers.   If one or more of the Initial  Purchasers
shall  fail  at  the  Closing  Time  to  purchase   the
Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the
Representative(s) shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other initial purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative(s) shall not have completed such arrangements within such 24-hour period, then:

           (a)   if  the number of Defaulted Securities
     does  not  exceed  10% of the aggregate  principal
     amount   of   the  Securities  to   be   purchased
     hereunder,  each  of  the  non-defaulting  Initial
     Purchasers shall be obligated, severally  and  not
     jointly,  to purchase the full amount  thereof  in
     the proportions that their respective underwriting
     obligations  hereunder bear  to  the  underwriting
     obligations   of   all   non-defaulting    Initial
     Purchasers, or

           (b)   if  the number of Defaulted Securities
     exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

      No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

      In  the event of any such default which does  not
result  in a termination of this Agreement, either  the
Representative(s) or the Company shall have  the  right
to postpone the Closing Time for a period not exceeding
seven  days in order to effect any required changes  in
the  Offering  Memorandum or in any other documents  or
arrangements.   As  used  herein,  the  term   "Initial
Purchaser" includes any person substituted for an Initial Purchaser under this Section.

      SECTION  11.   Notices.  All  notices  and  other
communications hereunder shall be in writing and  shall
be  deemed  to  have  been  duly  given  if  mailed  or
transmitted  by any standard form of telecommunication.
Notices to the Initial Purchasers shall be directed  to
the  Representative(s) at North Tower, World  Financial
Center,  New  York, New York 10281,  attention  of  Amy
Lane; notices to the Company shall be directed to it at
Kohl's   Corporation,  N56  W  17000  Ridgewood  Drive,
Menomonee  Falls, Wisconsin 53051, attention of  Arlene
Meier,  with a copy to Godfrey & Kahn, S.C., 780  North
Water    Street,   Milwaukee,   Wisconsin   53202-3590,
attention of Peter M. Sommerhauser.

     SECTION 12.  Parties.   This Agreement shall inure
to  the  benefit  of and be binding  upon  the  Initial
Purchasers   and  the  Company  and  their   respective
successors.   Nothing expressed or  mentioned  in  this
Agreement is intended or shall be construed to give any
person,  firm  or corporation, other than  the  Initial
Purchasers   and  the  Company  and  their   respective
successors and the controlling persons and officers and directors referred to in Section 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this

Agreement or  any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be
for  the  sole  and exclusive benefit  of  the  Initial
Purchasers   and  the  Company  and  their   respective
successors,  and said controlling persons and  officers
and    directors    and   their   heirs    and    legal
representatives,  and  for  the  benefit  of  no  other
person,   firm   or  corporation.   No   purchaser   of
Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

      SECTION  13.   GOVERNING  LAW  AND  TIME.    THIS
AGREEMENT  SHALL  BE  GOVERNED  BY  AND  CONSTRUED   IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     SECTION 14.  Effect of Headings.   The Article and
Section  headings herein and the Table of Contents  are
for   convenience  only  and  shall  not   affect   the
construction hereof.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchasers and the Company in accordance with its terms.

                                        Very truly yours,

                                        KOHL'S CORPORATION

                                        By:  /s/R. Lawrence Montgomery
                                        Name:   R.Lawrence Montgomery
                                        Title:  Vice Chairman and
                                                Chief Executive Officer

CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
          INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
BNY CAPITAL MARKETS, INC.
BANC ONE CAPITAL MARKETS, INC.

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED


By: /s/ A. Scott Lemone
    Authorized Signatory

      For  itself  and as Representative of  the  other
Initial Purchasers named in Schedule A hereto.

                      SCHEDULE A


                                                         Principal
                                                         Amount of
        Name of Initial Purchaser                       Securities

Merrill Lynch, Pierce, Fenner & Smith Incorporated     $124,000,000
Morgan Stanley & Co. Incorporated                        64,000,000
BNY Capital Markets, Inc.                                 6,000,000
Banc One Capital Markets, Inc.                            6,000,000

Total                                                  $200,000,000

                      SCHEDULE B
                  KOHL'S CORPORATION
         $200,000,000 7 1/4% Debentures due 2029

      1. The initial public offering price of the Securities shall be 98.629% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

      2.   The purchase price to be paid by the Initial
Purchasers for the Securities shall be 97.754% of the principal amount thereof.

      3.   The interest rate on the Securities shall be 7 1/4% per annum.

      4. The Securities are redeemable prior to maturity as set forth in the Offering Memorandum.

                                              Exhibit A

         FORM OF OPINION OF COMPANY'S COUNSEL
              TO BE DELIVERED PURSUANT TO
                     SECTION 5(a)


     (i) the Company is validly existing as a corporation in good standing under the laws of the State of Wisconsin and has the corporate power and authority to own its property and to conduct its business as described in the Offering Memorandum;

     (ii) this Agreement has been duly authorized, executed and delivered by the Company;

     (iii)      the Indenture has been duly authorized,
executed and delivered by the Company and (assuming due authorization, execution and delivery thereof by the Trustee), constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms;

     (iv)  the  Supplemental Indenture  has  been  duly
authorized,  executed and delivered by the Company  and
(assuming  due  authorization, execution  and  delivery
thereof  by  the  Trustee),  constitutes  a  valid  and
binding  agreement  of  the  Company,  enforceable   in
accordance with its terms;

     (v)  the Securities have been duly authorized and,
when executed and authenticated in accordance with  the
provisions   of  the  Indenture  and  the  Supplemental
Indenture, and delivered to and paid for by the Initial
Purchasers in accordance with the terms of the Purchase
Agreement,  will  be entitled to the  benefits  of  the
Indenture  and the Supplemental Indenture and  will  be
valid   and   binding  obligations  of   the   Company,
enforceable in accordance with their terms;

     (vi) the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms;

     (vii)      the Securities, the Indenture  and  the
Supplemental Indenture conform in all material respects to the descriptions thereof contained in the Offering
Memorandum;

     (viii)     the  execution  and  delivery  by   the
Company of, and the performance by the Company  of  its
obligations  under, this Agreement, the Indenture,  the
Supplemental  Indenture  and  the  Registration  Rights
Agreement will not contravene any provision of the  law
of  the  State of Wisconsin or the federal laws of  the
United States applicable to the Company or the articles
of  incorporation or by-laws of the Company or, to  the
best  of  such  counsel's knowledge, any  agreement  or
other instrument binding upon the Company or any of its
subsidiaries which has been identified to such  counsel
by the Company as one of such agreements or instruments
that  is  material to the Company and its subsidiaries,
taken  as  a  whole, or, to the best of such  counsel's
knowledge, without independent investigation other than
inquiries  of responsible officers of the Company,  any
judgment,  order  or  decree of any governmental  body,
agency or court having jurisdiction over the Company or
any subsidiary, and no consent, approval, authorization
or  order of or qualification with any federal or State
of  Wisconsin governmental body or agency  is  required
for  the  performance by the Company of its obligations
under   this   Agreement  or  the  Indenture   or   the
Supplemental  Indenture  or  the  Registration   Rights
Agreement, except such as have been obtained or may  be
required by securities or Blue Sky laws of the  various
states  in  connection with the offer and sale  of  the
Securities  or by the 1933 Act and the Trust  Indenture
Act of 1939, as amended (the "1939 Act"), in connection
with   the  exchange  offer  as  contemplated  by   the
Registration Rights Agreement;

     (ix) the statements (1) in the Offering Memorandum
under  the caption "Description of  Debentures" (2)  to
such   counsel's  knowledge,  after  due   inquiry   of
responsible officers of the Company, under the  caption
"Executive   Compensation-Employment  Agreements"   and
"-Other  Agreements" in the Company's  Proxy  Statement
for  the Annual Meeting of Shareholders held on May 25,
1999,   in   each  case  insofar  as  such   statements
constitute summaries of the legal matters or documents referred to therein, fairly present the information called for with respect to such legal matters and documents and fairly summarize the matters referred to therein;

     (x) the Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended;

     (xi)  the  statements  in the Offering  Memorandum
under   the   caption   "Certain  United   States   Tax
Consequences to Non-United States Holders" insofar as such statements constitute a summary of the United
States federal tax laws referred to therein, are accurate and fairly summarize the United States federal tax laws referred to therein;

     (xii)        based   upon   the   representations,
warranties and agreements of the Company and the Initial Purchasers in the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers under the Purchase Agreement or in connection with the initial resale of such Securities by the Initial
Purchasers in accordance with the Purchase Agreement to register the Securities under the 1933 Act or to qualify the Indenture or the Supplemental Indenture under the 1939 Act, it being understood that such counsel need express no opinion as to any subsequent resales of any Security;

     (xiii)    each document filed pursuant to the 1934
Act  and  incorporated  by reference  in  the  Offering
Memorandum  complied when so filed as to  form  in  all
material  respects with the 1934 Act and the applicable
rules and regulations of the Commission thereunder  and
such  counsel need not express any opinion  as  to  the
financial  statements, schedules  and  other  financial
data  included in or excluded from such documents filed
pursuant  to  the  1934 Act and such counsel  need  not
assume    any   responsibility   for   the    accuracy,
completeness or fairness of the statements contained in
such  documents filed pursuant to the 1934  Act  (other
than  as specified in
subparagraph  (ix)  above insofar
as   the  statements  referred  to  therein  relate  to
provisions of documents and other legal matters); and

      (xiv)  in addition, such opinion shall state that
such  counsel has participated in conferences with
officers and other representatives of the Company,
representatives of the independent public accountants
for the Company, and with your representatives and your
counsel  at  which the contents  of  the  Offering
Memorandum and related matters were discussed and,
although such counsel need not pass upon or assume any
responsibility  for the accuracy, completeness  or
fairness of the statements contained in the Offering
Memorandum and need not make any independent check or
verification  thereof (other than as specified  in
subparagraphs (vii), (ix) and (xi) above insofar as the
captions referred to therein relate to provisions of
documents), on the basis of the foregoing, no facts
have come to the attention of such counsel which have
led  such  counsel  to believe that  the  Offering
Memorandum, as of its date and as of the Closing Date,
contained any untrue statement of a material fact or
omitted to state a material fact necessary in order to
make  the  statements therein,  in  light  of  the
circumstances  under  which they  were  made,  not
misleading, except that such counsel need not express
any opinion as to the financial statements, schedules
and other financial data included in or excluded from
the Offering Memorandum. Such counsel may also state in
such opinion that (i) such opinion is limited to the
laws of the United States, the State of Wisconsin and
the General Corporation Law of the State of Delaware,
and (ii) each of subparagraphs (iii), (iv), (v) and
(vi)  is  limited  by (i) bankruptcy,  insolvency,
reorganization, moratorium, fraudulent transfer or
similar laws affecting the enforcement of creditors'
rights and (ii) the effect of general principles of
equity  (regardless of whether  enforceability  is
considered in a proceeding in equity or  at  law),
including without limitation concepts of materiality,
reasonableness, good faith and fair  dealing.   In
applying such principles, a court, among other things, might not allow the Trustee to take action based upon the occurrence of a default deemed immaterial, and such counsel may assume that the Trustee will at all times act in good faith, in a commercially reasonable manner and in compliance with all laws and regulations. Such counsel need not express an opinion in subparagraph
(vi) as to the enforceability of Section 5 of the Registration Rights Agreement. Such counsel may assume that the laws of the State of New York are identical to the laws of the State of Wisconsin. (xiv)

                                              Exhibit B


                    FORM OF OPINION
            FROM GENERAL COUNSEL OF COMPANY
       TO BE DELIVERED PURSUANT TO SECTION 5(b)

     (i)   the  Company is duly qualified  to  transact
business  and  is in good standing in each jurisdiction
in  which  the conduct of its business or its ownership
or  leasing  of  property requires such  qualification,
except  to  the  extent  that  the  failure  to  be  so
qualified  or  be  in good standing would  not  have  a
material  adverse  effect  on  the  Company   and   its
subsidiaries taken as a whole;

     (ii)  each  of  Kohl's  Department  Stores,  Inc.,
Kohl's   Receivables  Corporation,  Kohl's   Investment
Corp.,  Kohl's Pennsylvania, Inc. and Kohl's  Illinois,
Inc. is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

     (iii)      each of Kohl's Department Stores, Inc.,
Kohl's   Receivables  Corporation,  Kohl's   Investment
Corp.,  Kohl's Pennsylvania, Inc. and Kohl's  Illinois,
Inc. is validly existing as a corporation in good standing under the laws of its state of incorporation, and has the corporate power and authority to own its property and to conduct its business as described in the Offering Memorandum;

     (iv)  the statements, to such counsel's knowledge,
after  due inquiry, in "Item 3 - Legal Proceedings"  of
the Company's Annual Report on Form 10-K for the fiscal
year ended January 30, 1999, insofar as such statements
constitute   summaries   of  the   legal   matters   or
proceedings  referred to therein,  fairly  present  the
information  called  for with  respect  to  such  legal
matters  and  proceedings  and  fairly  summarize   the
matters referred to therein; and

     (v) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that is required to be described in the documents incorporated by reference in the Offering
Memorandum and is not so described or of any statutes, regulations, material contracts or other documents that are required to be described in the documents incorporated by reference in the Offering Memorandum or to be filed or incorporated by reference as exhibits to such incorporated documents that are not described, filed or incorporated as required.

                                                Annex A

FORM OF ACCOUNTANTS' COMFORT LETTER PURSUANT TO SECTION 5(e)